Exhibit 3.1

IRSA PROPIEDADES COMERCIALES S.A.

RESTATED BYLAWS. ARTICLE I. NAME, DURATION AND DOMICILE. SECTION ONE: NAME. The company formerly named SOCIEDAD ANÓNIMA MERCADO DE ABASTO PROVEEDOR (SAMAP), and then named ALTO PALERMO S.A. (APSA), shall continue to do business under the name IRSA PROPIEDADES COMERCIALES S.A., which maintains under its new name the authorization granted to it for the public offering of its securities under Resolution No. 11,271 dated March 25, 1996 of the Argentine Securities Commission. SECTION TWO: DURATION. The Company’s term of duration expires on August 28, 2087. SECTION THREE: DOMICILE: The Company’s registered office shall be located in the City of Buenos Aires, Republic of Argentina, provided, however, that it shall be entitled to set up branches, agencies or any kind of representative offices within Argentina or abroad. ARTICLE II. SECTION FOUR: CORPORATE PURPOSE. The Company’s purpose shall be to engage itself, either per se or through third parties or associated with third parties or under contracts entered into with public or private physical or artificial persons, or by means of the organization and/or acquisition of artificial persons in the Republic of Argentina or abroad, in the following businesses: 1) Investments, developments and undertakings: a) Real Estate: Purchase, sale, acquisition, transfer, exchange, lease, rental, urbanization, subdivision and/or any other permitted act, of all kinds of real property suitable for any purposes, located in the Republic of Argentina or abroad, and in particular, without limitation, shopping centers, malls, fairs, shopping galleries, or any other building or area intended for marketing of products, goods or services at any scale; b) Personal property: Purchase, sale, exchange, lease or any other permitted act, of any kind or class of chattels, in particular, without limitation, shares of stock, corporate bonds, government debt securities and any other kind of government or corporate securities, whether national or foreign; c) Credit and/or debit cards: Issue of credit or debit cards intended to be used by consumers for the purchase of goods and/or the hiring of services in shopping centers, malls, fairs, shopping galleries or any other building or area intended for marketing of products, goods or services at any scale managed or run by the Company, owned by the Company or third parties, including any such facilities managed or run on their own behalf or for the account of third parties by other directly or indirectly controlled or related companies. 2) Management: Management of real or personal property and/or funds, whether owned by the Company or third parties, in particular, without limitation, shopping centers, malls, fairs, shopping galleries or any other building or area intended for marketing of products, goods or services at any scale; 3) Construction: Construct, recycle, remodel, repair any kind of real property, whether owned by the Company or by third parties, and either public or private, in particular, without limitation, shopping centers, malls, fairs, shopping galleries, or any other building or area intended for marketing of products, goods or services at any scale; 4) Trade: Purchase, sale, export, representation, commission or consignment, distribution and fractioning of any kind of products and merchandise; 5) Agency: Accept and exercise powers of attorney, mandates, commissions, agencies, consignments and/or business deals. 6) Advice: Advise third parties on the activities mentioned in paragraphs I) to VI) of this Section, as well as on the planning and development of any kind of works, in all cases, as applicable, in compliance with the applicable laws, through qualified and duly licensed experts and/or representatives; 7) Financing for Real Estate Ventures and/or Projects and/or Works and/or Transactions: Grant loans for purposes of financing third-party ventures, projects, works and/or real estate developments, whether public or private, and/or for the purchase by third parties of new or used real property, intended for any use whatsoever, make contributions consisting in capital and/or technology and/or business know-how to the effects mentioned above, requesting in any of the above mentioned cases, such security interests and/or personal guarantees as deemed suitable, all subject to the applicable laws and regulations and to the extent that they do not qualify as transactions reserved to institutions subject to the Financial Institutions Law of the Republic of Argentina. The Company may in turn finance the transactions mentioned in this Section and the remaining activities described above through the securitization of in rem, financial or other legally qualifying assets, as collateral for the issue of debt securities. SECTION FIVE: MEANS FOR FULFILLMENT OF CORPORATE PURPOSE. A) For a better fulfillment of its corporate purpose, the Company shall have full legal capacity to acquire rights, undertake obligations and carry out any kind of legal acts related to its corporate purpose and not expressly prohibited by the laws or these Bylaws. B) In particular, the Company may: 1) Acquire through purchase or under any other title, real or personal property and any kind of rights, titles, shares or securities and sell, assign, exchange or otherwise dispose of them under any title, or give them as collateral and encumber them, including by way of mortgage, pledge or any other in rem right, and set up easements thereon; 2) Associate with third parties, be they physical or artificial persons, by organizing companies or acquiring interests in companies, entering into temporary business union or pooling agreements; 3) Enter into any kind of contracts; 4) Undertake any kind of obligations, including loans, and execute any kind of transactions with official or private banks, whether national or foreign, international credit agencies and/or any other kind of institutions; 5) Grant commercial loans related to its business; 6) Take and grant powers of attorney; 7) Accept and make donations; 8) Issue negotiable obligations and other debt securities, in Argentina or abroad, denominated in any currency, either secured or unsecured and convertible or not into shares of the Company. C) In furtherance of the development of the activities included in its corporate purpose, the Company shall be entitled to organize companies or have interests in public or private artificial persons, domiciled in Argentina or abroad. ARTICLE III. CAPITAL AND SHARES — SECTION SIX: The movements in the capital stock shall be reflected in the Company’s balance sheets, indicating the authorized amount, class and category of shares, par value and number of votes per share. The Company’s shares are designated as common, book-entry shares of one peso ($1) par value each, entitled to one vote per share. The Company may issue preferred shares, either with or without voting rights, which shall be issued in book-entry form. Preferred shares shall be entitled to a preferred dividend, either cumulative or not, pursuant to their terms of issue. Preferred shares may also be entitled to an additional share in the net income. SECTION SEVEN: ISSUE OF SHARES. A) The capital may be increased by resolution of the General Ordinary Shareholders’ Meeting in accordance with the provisions of Section 188 of Law 19,550. B) Each issue of shares shall be implemented in compliance with the rules of the Argentine Securities Commission, the Stock Exchanges where the Company’s shares are listed, and the Superintendency of Corporations. Any resolution to increase the capital stock shall be cast into a public deed, unless otherwise resolved by the Shareholders’ Meeting on each opportunity, and recorded in the Public Registry of Commerce. C) The Shareholders’ Meeting that resolves upon the issue shall determine the features of the shares to be issued, and may delegate on the Board of Directors the power to determine the time of issue, method and conditions of payment, and delegate any other powers permitted by law. D) The holders of common shares are entitled to subscribe for new shares pro rata to their respective holdings, in which case they shall exercise such right in the manner and within the term set by the Shareholders’ Meeting and the applicable regulations. In addition, the shareholders who exercise their preemptive subscription rights shall have an accretion right in the event that, upon expiration of the term for exercising preemptive subscription rights, there shall remain an unsubscribed balance;

accretion rights shall be exercised concurrently with preemptive subscription rights. E) Should any capital increase be levied by any tax in the future, it shall be paid on the date of execution of the corresponding registration documents. SECTION EIGHT: SHARE TRANSFERS: The transfer of Company shares is not subject to any limitation. SECTION NINE: PUBLIC OFFERING. The Company may publicly offer its shares in any Argentine or foreign Stock Exchange or Securities or Over-the-Counter Market, by fulfilling all the necessary requirements and procedures. ARTICLE IV. NEGOTIABLE OBLIGATIONS AND OTHER SECURITIES. SECTION TEN: NEGOTIABLE OBLIGATIONS. A) The Company may issue in Argentina or abroad, negotiable obligations in accordance with the applicable laws. B) The issue shall be decided by an Ordinary or Extraordinary General Shareholders’ Meeting, whichever applies, according to the special legislation. The Shareholders’ Meeting may delegate upon the Board of Directors to decide on any or all of the conditions of the issue. C) The Company may issue other securities permitted by the applicable law which may be convertible into shares or not. In the case of convertible securities, shareholders shall have pre-emptive subscription rights. ARTICLE V. MANAGEMENT AND ADMINISTRATION. SECTION ELEVEN: BOARD OF DIRECTORS. A) Management and administration of the Company’s business is vested in the Board of Directors consisting of six (6), nine (9), or twelve (12) regular members, and an equal or smaller number of Alternate Directors, as resolved by the General Ordinary Shareholders’ Meeting. B) One third out of the total number of Directors shall be replaced each year, and each third will serve for a term of three fiscal years. For such purpose, once the amendment to the Bylaws is approved, the first General Ordinary Shareholders’ Meeting shall determine the initial term of office of the Directors to be elected and shall appoint, for such time only, one third for one fiscal year, one third for two fiscal years, and one third for three fiscal years, so as to satisfy the above mentioned requirement. Without detriment to the foregoing, each annual Shareholders’ Meeting to be held thereafter maydecide in each particular case an increase or reduction in the number of Directors (within the minimum and maximum number set forth in this Section) for a term of three fiscal years, always provided that the increase and reduction in the number of Directors allows its renewal by thirds. C) Notwithstanding rules requiring election by cumulative vote, the Directors shall be elected by slate, so long as no shareholder objects. In the event a shareholder objects, voting shall be for each individual nominee. The slate or individual nominees, as the case may be, shall be elected upon receiving a majority of votes. If no slate were to obtain a majority, there shall be a new vote between the two slates or individual nominees receiving the most votes, the slate or individual nominees with the most votes being deemed elected. SECTION TWELVE: Regular Directors shall deposit in guarantee for the performance of their duties at least Pesos ten thousand ($ 10,000) or its equivalent in government securities, or where appropriate, through any of the options permitted by the applicable law. SECTION THIRTEEN: VACANCIES. If any position on the Board of Directors becomes vacant in the event of death, disability, disqualification, resignation, removal or temporary absence of one or more Regular Directors, and there are no Alternate Directors available, preventing the Board from holding sessions validly, the Supervisory Committee shall designate Directors to fill all such vacancies until the next General Ordinary Shareholders’ Meeting is held. SECTION FOURTEEN: DISTRIBUTION OF POSITIONS. At the first Board of Directors’ meeting, after each General Ordinary Shareholders’ Meeting, the Board of Directors shall appoint, from amongst its members, the Regular Directors who shall hold the offices of Chairman, First Vice-Chairman and Second Vice-Chairman. SECTION FIFTEEN: MEETINGS. A) The Board of Directors shall hold meetings at least once a month, provided, however, that the Chairman or his substitute may call a meeting when it is deemed advisable or upon request by any member. B) Notices of meetings shall be made by reliable means by the Chairman, or his substitute, at least five days prior to such meeting, indicating the agenda. Items not included in the agenda may be considered if originated after notice of such meeting was made and were considered an urgent matter. C) The Board of Directors shall register all decisions adopted in a minute book legalized for such purpose. The Company’s Board of Directors may act with members in attendance, or communicated with each other by other means of simultaneous transmission of sound or images and sound, either existing or to be created in the future and in accordance with the laws in force. The Supervisory Committee shall put on record the legality of the resolutions adopted. In any event, the Board minutes shall reflect the kind of participation in the case of members participating from a remote location. SECTION SIXTEEN: QUORUM AND MAJORITIES. A) A quorum for a meeting of the Board of Directors is an absolute majority of its regular members. B) Resolutions of the Board of Directors shall be passed upon the affirmative vote of a majority of the Directors in attendance, the calculation of which shall include Directors present through any means of simultaneous transmission of sound or images and sound, either existing or to be created in the future and in accordance with the laws in force. In case of a tie, the Chairman or his substitute shall have a casting vote. SECTION SEVENTEEN: POWERS OF THE BOARD OF DIRECTORS. COMPENSATION. A) The Board of Directors has broad powers to organize, manage and direct the Company, including matters requiring special powers, according to Section 1881 of the Civil Code and Section 9 of Decree-Law No. 5965/63. As a result, the Board of Directors may enter into any legal act necessary to fulfill the corporate purpose on behalf of the Company, such as purchase, sell, exchange, lease personal or real property of any kind, being entitled to set up any kind of in rem rights, grant or receive any pledge, mortgage, personal or other guarantees; enter into any kind of private contracts necessary to fulfill the corporate purpose; give or receive money or security loans in general; operate with any kind of state or private bank, financial company or entity, national or foreign; issue, endorse and discount promissory notes, bills of exchange and checks on own funds or overdrafts; grant and revoke general and special powers of attorney, for court matters, management or others, with broad powers, with or without substitution authority; appoint and remove managers, fixing their salaries and powers; commence, pursue, respond or withdraw complaints or criminal actions; and in general, take any legal step necessary related to the purpose of the Company. The Board of Directors shall be further empowered to call Shareholders’ Meetings, either general or special, ordinary or extraordinary, as the case may be, establishing the agenda, and shall annually submit to the consideration of the annual ordinary Shareholders’ Meeting, the Annual Report and Financial Statements corresponding to the running fiscal year within the legal term and under due form. The foregoing enumeration is not limitative. Therefore the Board of Directors may, in general, enter into any transaction, act or contract related to the corporate purpose in compliance with the laws. For a better fulfillment of their duties, the Board of Directors may adopt internal organization actions that may include the assignment of technical or executive duties to one or more of its members, naming them executive vice-chairmen or directors. B) The Directors shall be entitled to compensation as determined by the General Ordinary Shareholders’ Meeting in accordance with Section 261 of Law 19,550 and the rules of the Argentine Securities Commission, for as long as the Company is subject to its supervision. The following special rules shall apply: 1) The Directors shall be entitled to a compensation in proportion to their actual term of office during the fiscal year in which such compensation accrues. 2) Within the statutory limits, the Shareholders’ Meeting may establish the fees payable to each Director in observance of the provisions of the preceding paragraph, or establish lump sums that include, on the one hand, those Directors who have served during the whole fiscal year, and, on the other hand, those regular or alternate Directors who have served during part of such fiscal year; in the second case, the lump sum shall be evenly distributed within each category; 3) The salaries and other items which under the labor laws or their interpretation are part of the salary of employees under an employment relationship and any other advance payments received by them which are allocable against the Directors’ fees rather than against other compensation under the labor law, shall be charged against the amount to be approved for each relevant fiscal year; 4) Any advance payments received in excess of the amount subsequently determined by the Shareholders’ Meeting shall be subject to reimbursement or shall be offset against fees for future fiscal years, as resolved by the Shareholders’ Meeting, provided that equal treatment is afforded to all Directors; moreover, the reimbursement of a portion of such amount and the offsetting of the balance may be also resolved upon. However, the provisions of this paragraph shall not apply to any compensation received under the labor laws in excess of the maximum amount resulting from the reduction of the percentage fixed upon the occurrence of the event set forth in paragraph three, Section 261 of Law 19,550; 5) The compensation or, as the case may be, its balance as of the closing of the fiscal year shall be paid within five days following the closing of the General Ordinary Shareholders’ Meeting that considers the financial statements; the same term shall apply to any reimbursements to be made in accordance with the preceding paragraph. SECTION EIGHTEEN: REPRESENTATION OF THE COMPANY. The representation of the Company is exercised: A) by the Chairman of the Board of Directors or his (her) substitute in accordance with these Bylaws, or B) by any two (2) of the remaining Regular Directors acting jointly. In both cases, the officers exercising the legal representation of the Company shall require authorization pursuant to a minute of the meeting of the Board of Directors in which the act involved is authorized. SECTION NINETEEN: CHAIRMAN. In addition to the powers and duties concerning any Regular Director, the Chairman shall represent the Company under the provisions set forth in the previous Section, and has a casting vote in the event of a tie at a meeting of the Board of Directors. The Chairman shall have the duty to comply with and cause the Company to comply with applicable laws, decrees and other regulations, these Bylaws and shareholders’ and Board of Directors’ resolutions. SECTION TWENTY: VICE-CHAIRMAN: A) The First Vice-Chairman shall replace the Chairman in the event of death, disability, disqualification, resignation, removal, or absence, whether permanent or temporary. B) Should the First Vice-Chairman be unable to assume the duties of the Chairman for any of the foregoing reasons, the Second Vice-Chairman shall replace the Chairman. C) In any event, with the exception of a temporary absence, the Board of Directors shall elect a new Chairman within thirty (30) days of a vacancy arising. SECTION TWENTY-ONE: EXECUTIVE COMMITTEE. (A) The day-to-day business of the Company is managed by an Executive Committee consisting of four (4) members, two (2) of whom shall be the Chairman and the First Vice-Chairman of the Company. At the first Board meeting following the General Ordinary Shareholders’ Meeting, the Directors shall appoint four (4) regular members to form part of the Executive Committee, and shall also appoint four (4) alternate members who shall take office in case of temporary absence of the regular member of whom it is alternate. (B) The Executive Committee shall hold meetings with the attendance of at least three (3) of its members and shall adopt resolutions with the affirmative vote of a majority of its members in attendance; in case of a tie, the Chairman shall have a casting vote. (C) The Executive Committee, in its first meeting, shall establish the frequency of its meetings; this notwithstanding, it shall meet at the request of any of its members. (D) The Executive Committee’s meetings shall require no agenda. (E) The Executive Committee shall record its meetings in an officially validated minute book. (F) Notwithstanding the powers granted to the Board of Directors either by law or these Bylaws, the Executive Committee shall manage the day-to-day businesses which are not directly managed by the Board of Directors. As a result, the Executive Committee may: (1) appoint managers, determine their powers and fix their compensation; (2) hire, punish and remove the Company’s employees and fix their compensation; (3) enter into any contracts related to the fulfillment of the corporate purpose; (4) manage and dispose of the Company’s property; (5) borrow funds and use them for corporate transactions; and (6) furnish guarantees as security for corporate obligations. This enumeration is merely illustrative, as the Executive Committee is empowered to carry out all acts relating to the ordinary course of business, ad referendum, as applicable, the approval of the Board of Directors at its first meeting. ARTICLE VI. SUPERVISION. SECTION TWENTY-TWO: SUPERVISORY COMMITTEE. A) The Company’s supervision is the responsibility of a Supervisory Committee composed of three (3) regular and three (3) alternate members. Members are elected at the General Ordinary Shareholders’ Meeting. In the first meeting following the General Ordinary Shareholders’ Meeting, the Supervisory Committee shall appoint a Chairman among its members. B) Members shall be elected for a term of one (1) fiscal year. C) The Supervisory Committee shall meet as frequently as required for purposes of fulfilling its duties. D) The Supervisory Committee holds meetings and adopts its resolutions upon the presence and favorable vote of a majority of its members. E) The resolutions adopted at such meetings shall be registered in an officially validated minute book. F) In the event of death, disability, disqualification, resignation, removal or absence, whether permanent or temporary, of the regular members, the alternate members shall substitute them in the order of appointment. G) The members of the Supervisory Committee shall have the powers and duties set forth under the Argentine Companies Law No. 19,550. H) The General Ordinary Shareholders’ Meeting shall fix the Supervisory Committee’s compensation pursuant to the provisions of the applicable law. ARTICLE VII. SHAREHOLDERS’ MEETINGS. SECTION TWENTY-THREE: NOTICE OF MEETING. (A) Shareholders’ Meetings are convened by the Board of Directors or the Supervisory Committee as required by law or as requested by the holders of at least five percent (5%) of the capital stock of the Company. A meeting requested by the shareholders must be held within thirty (30) days after receipt of such request. B) The first and second notice of Ordinary Shareholders’ Meetings may be made simultaneously pursuant to Section 237 of Law No. 19,550, notwithstanding the provision for unanimous Shareholders’ Meetings. If simultaneous notice was not given, a Shareholders’ Meeting that is held on second notice for failure to reach quorum at its first notice must be held within thirty (30) days thereafter, in compliance with the publications of notices required by the laws in force. SECTION TWENTY-FOUR: SHAREHOLDERS’ REPRESENTATION. A) Shareholders may be represented at any Shareholders’ Meeting by granting a proxy by private instrument certified by a notary, judicial or bank officer. B) The rights to shares held jointly must be exercised in unison. C) Shareholders’ Meetings, irrespective of their kind, may be held from remote locations and may proceed with shareholders present in person or communicated with each other by means of simultaneous transmission of sound, images and words, such as video conferences or other comparable means, always provided that the accreditation, registration, quorum and representation rules are observed and the virtual confluence and simultaneous participation of the attendants, as well as immediacy in the oral communication and vote casting processes, are ensured. The Supervisory Committee shall put on record the legality of the resolutions adopted. The Board of Directors shall establish the rules and further technical matters governing remote attendance at such meetings and their correct registration, all in compliance with the laws in force and the rules issued by the controlling authority. In all cases, remote Shareholders’ Meetings shall maintain the same jurisdiction as the Company’s. The computation of quorum at remote Shareholders’ Meetings shall include the shareholders who are present through the means of simultaneous transmission of sound or image and sound, either existing at present or to be created in the future, and in accordance with the laws in force. SECTION TWENTY-FIVE: CHAIRMANSHIP. Shareholders’ Meetings shall be presided by the Chairman of the Board of Directors, or the Director then acting as Chairman of the Board of Directors. SECTION TWENTY-SIX: QUORUM AND MAJORITIES. Quorum and majority systems are ruled by Sections 243 and 244 of Law No. 19,550 according to the meeting, except for the quorum for an Extraordinary Shareholders’ Meeting on second notice which shall be held regardless of the number of shareholders with a right to vote present at the meeting. ARTICLE VIII. BALANCE SHEETS AND ACCOUNTS. SECTION TWENTY-SEVEN: FISCAL YEAR. Fiscal years shall begin on July 1 and end on June 30 of the following year. The financial statements required by law and by legal and technical resolutions in force shall be drawn up as of such date. SECTION TWENTY-EIGHT: ALLOCATION OF PROFITS. A) Net income  for each fiscal year shall be allocated in the following order: 1) 5% (five per cent) is retained in a legal reserve until the amount of such reserve equals 20% (twenty per cent) of the Company’s subscribed capital stock; 2) such amount as fixed by the Shareholders’ Meeting is allocated to compensations payable to the Board of Directors and the Supervisory Committee; and 3) to dividends on shares, to the additional share in profits conferred to preferred shares, as applicable, and to dividends on common shares, or to voluntary reserve or contingency reserve funds, carried forward or used for any purpose as determined by the Shareholders’ Meeting. B) Dividends shall be paid proportionally to the corresponding holdings within thirty (30) days of their approval and the right to receive payment on dividends shall expire three (3) years after they were made available to the shareholders. The Shareholders’ Meeting may authorize the payment of quarterly dividends in accordance with applicable laws. ARTICLE IX. DISSOLUTION AND WINDING-UP. SECTION TWENTY-NINE: DISSOLUTION AND LIQUIDATION. A) When the Company shall decide its dissolution, liquidation shall be performed by the Board of Directors and the Supervisory Committee, unless the Shareholders’ Meeting shall appoint a liquidation committee, in which case, the Shareholders’ Meeting shall establish the liquidators’ powers. B) Once corporate liabilities have been met and the capital repaid, the surplus amount shall be distributed ratably among the shareholders according to their respective holdings, with the preferences as herein stated.